CONSENT OF INDEPENDENT ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 19, 1999 on the financial statements of the Farmers and Merchants Trust Company Profit - Sharing Plan as of December 31, 1998 included in the Form 11-K and our report dated January 29, 1999 on the consolidated financial statements of Franklin Financial Services Corporation's Form 10-K for the year ended December 31, 1998.



                              /s/ Arthur Andersen LLP



Lancaster, Pa.
June 28, 1999